Exhibit 10.26

STOCKHOLDERS’ AGREEMENT

dated as of

[•], 2018

by and among

ALTICE USA, INC.,

NEXT ALT S.À R.L.

and

A4 S.A.

STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS’ AGREEMENT, dated [•], 2018 (this “Agreement”), by and among Altice USA, Inc., a Delaware corporation (the “Company”), Next Alt S.à r.l., a Luxembourg private company with limited liability (“Next Alt”), and A4 S.A., a Luxembourg public limited liability company controlled by the family of Patrick Drahi (“A4”).  Each of the Company, Next Alt and A4 are referred to herein as a “Party” and together as the “Parties”.

W I T N E S S E T H:

WHEREAS, in connection with the initial public offering (the “IPO”) of shares of Class A common stock of the Company, par value $0.01 (“Class A Common Stock”), the Company, A4 and Altice N.V., a Dutch public company with limited liability (naamloze vennootschap) (“Altice N.V.”), entered into that certain Stockholders’ Agreement, dated June 27, 2017 (the “Prior SHA”);

WHEREAS, on January 8, 2018, Altice N.V. announced that it intended to effect a separation of the Company and Altice N.V. (the “Separation”) by means of a pro rata distribution in kind of substantially all of the shares of the Company owned directly or indirectly by Altice N.V. to the Altice N.V. shareholders (the “Distribution”);

WHEREAS, in connection with the Separation, the Company, A4 and Altice N.V. will terminate the Prior SHA effective as of the consummation of the Distribution;

WHEREAS, Next Alt, immediately following the consummation of the Distribution, will own [•] shares of Class A Common Stock and [•] shares of Class B common stock of the Company, par value $0.01 (“Class B Common Stock”), and A4 owns [1,000] shares of Class A Common Stock and [1,000] shares of Class B Common Stock, which, in the aggregate, will represent [•]% of the voting power of the issued and outstanding Company Common Stock; and

WHEREAS, the Company, Next Alt and A4 desire to set forth certain agreements that will govern the relationship between them as from the consummation of the Distribution.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Certain Definitions.  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“A4 Group” means A4 and each Person that is an Affiliate of A4.

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or any arbitration or mediation tribunal.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that none of the Company and its Subsidiaries shall be considered an Affiliate of a member of the PDR Group for purposes of this Agreement.

“beneficially own” means, with respect to Company Common Stock, having “beneficial ownership” of such stock for purposes of Rule 13d-3 or 13d-5 promulgated under the Exchange Act, without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(1)(i), including, for the avoidance of doubt, any shares of Company Common Stock over which a Person has a right to vote, through voting agreement, proxy or otherwise.  The terms “beneficial owner”, “beneficial ownership” and “beneficially owned” shall have correlative meanings.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended from time to time in accordance with the terms thereof and this Agreement.

“Change of Control” means (a) the sale, lease, conveyance, disposition, in one or a series of related transactions (other than a merger or consolidation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of Persons (other than a member or members of the PDR Group) or (b) a merger, reorganization, recapitalization, combination or consolidation of, or any other transaction (including the purchase of the Company Securities) involving, the Company with any other Person after which a member or members of the PDR Group cease to beneficially own fifty percent (50%) or more of the voting power of the Company or the surviving entity in such transaction, as the case may be.

“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended from time to time in accordance with the terms thereof and this Agreement.

“Company Board” means the board of directors of the Company.

“Company Common Stock” means, collectively, (i) the Class A Common Stock, (ii) the Class B Common Stock, (iii) the Class C common stock of the Company, par value $0.01, and (iv) any equity interest into which such shares of common stock set forth in clauses (i), (ii) or (iii) shall have been changed, or any equity interest resulting from any reclassification, recapitalization, reorganization, merger, consolidation, conversion, stock or other equity split or dividend or similar transactions with respect to such shares of common stock.

“Company Securities” means (i) the Company Common Stock, (ii) any preferred stock of the Company, (iii) any other common stock issued by the Company and (iv) any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, Company Common Stock or any other common or preferred stock issued by the Company.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Expiration Date” means the first date on which the PDR Group, in the aggregate, ceases to beneficially own at least twenty percent (20%) of the voting power of the outstanding Company Common Stock.

“Governmental Entity” means any United States federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

“Independent Director” means a director who is independent under the New York Stock Exchange listing rules.

“Law” means any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.

“Next Alt Group” means Next Alt and each Person that is an Affiliate of Next Alt.

“Organizational Documents” means the Charter and the Bylaws.

“PDR Group” means (i) Next Alt, (ii) each member of the Next Alt Group, (iii) A4, (iv) each member of the A4 Group, (v) Patrick Drahi, his heirs or entities or trusts directly or indirectly under his or their control or formed for his or their benefit, and (vi) any Affiliate of Patrick Drahi, his heirs or entities or trusts directly or indirectly under his or their control or formed for his or their benefit.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company, Governmental Entity or other entity.

“Related Party Transactions Policy” means the Related Party Transaction Policy of the Company in effect on the date hereof and as such policy may be amended or modified following the date hereof in accordance with the terms thereof and this Agreement.

“Stepdown Date” means a date on which the PDR Group, in the aggregate, ceases to beneficially own at least fifty per cent (50%) of the voting power of the outstanding Company Common Stock.

“Step-up Date” means a date on which, following the occurrence of a Stepdown Date, the PDR Group, in the aggregate, regains beneficial ownership of at least fifty per cent (50%) of the voting power of the outstanding Company Common Stock.

“Subsidiary” of any specified Person means any other Person of which such first Person owns (either directly or through one or more other Subsidiaries) voting securities or other voting ownership interests sufficient, together with any contractual rights, to elect at least a majority of the board of directors or other governing body of such Person (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first Person).

Section 1.2                                    Other Terms.  For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Term	Section
Agreement	Preamble
A4	Preamble
A4-Next Alt Designee	Section 2.2(a)
A4-Next Alt Director	Section 2.1(b)
Altice N.V.	Recitals
CEO	Section 3.1(i)
CFO	Section 3.1(i)
Class A Common Stock	Recitals
Class B Common Stock	Recitals
Company	Preamble
COO	Section 3.1(i)
Distribution	Recitals
IPO	Recitals
Next Alt	Preamble
Next Alt Designee	Section 2.2(a)
Next Alt Director	Section 2.1(a)
Observer	Section 2.3(a)
Party	Preamble
Prior SHA	Recitals
Separation	Recitals
Significant Action	Section 3.1
Significant Action Notice	Section 3.2

ARTICLE II

CORPORATE GOVERNANCE MATTERS

Section 2.1                                    Board Composition.

(a)                                 As of the date hereof, the Company Board consists of nine (9) members comprised of (i) four (4) director designees of Next Alt (collectively, with their successors and those two (2) director designees selected by Next Alt to fill the vacancies identified in subsection (iii) of this Section 2.1(a) and their successors, the “Next Alt Directors”), (ii) three (3) directors that are Independent Directors designated by the Company and reasonably acceptable to Next Alt and (iii) two (2) vacancies that will be filled by director designees of Next Alt. From and after the date hereof, subject to Section 2.2, the Company shall cause the Company Board to consist of a majority of Next Alt Directors.

(b)                                 Next Alt and A4 agree that one Next Alt Director shall, at all times, be designated by A4 (such Next Alt Director, the “A4-Next Alt Director”).

Section 2.2                                    Director Nomination Rights.

(a)                                 Until a Stepdown Date and, in the event of a Stepdown Date, from and after any Step-up Date until any subsequent Stepdown Date or the Expiration Date, in connection with any annual or special meeting of the stockholders of the Company at which directors shall be elected, Next Alt shall have the right to designate the number of directors specified in Section 2.1(a)(i) and Section 2.1(a)(iii) for nomination by the Company Board for election to the Company Board (the “Next Alt Designees”).  From a Stepdown Date until the earlier of a Step-up Date or the Expiration Date, Next Alt shall have the right to designate a number of Next Alt Designees equal to the total number of directors comprising the entire Company Board multiplied by the percentage of the voting power of the outstanding Company Common Stock beneficially owned, in the aggregate, by the PDR Group, rounding up in the case of any resulting fractional number of Next Alt Designees; provided that, at all times that Next Alt is entitled to designate at least one Next Alt Designee, at least one Next Alt Designee shall be designated by A4 (such Next Alt Designee the “A4-Next Alt Designee”); provided, however, notwithstanding anything to the contrary in this sentence, from a Stepdown Date until any Step-up Date, Next Alt shall not have the right to designate a number of Next Alt Designees equal to or exceeding 50% of directors comprising the entire Company Board.  Until the Expiration Date, Next Alt and A4, as applicable, shall have full authority and ability to nominate, elect and remove the Next Alt Designees; provided, however, that in no event shall Next Alt cause the A4-Next Alt Designee to be removed without the prior written consent of A4.  Neither Next Alt nor A4, as applicable, shall designate any person to be a Next Alt Designee who it believes does not meet the requirements for director nominees as set forth in the applicable policies of the Company relating to director qualification from time to time.  For the avoidance of doubt, current or former employment of any Next Alt Designee by Next Alt or any of its Subsidiaries or Affiliates or service by any such Next Alt Designee on the board of directors (or equivalent body) of Next Alt or any of its Subsidiaries or Affiliates shall not automatically disqualify such individual from serving on the Company Board as a Next Alt Designee.

(b)                                 The Company shall cause each Next Alt Designee to be included in the slate of nominees recommended by the Company Board to holders of Company Common Stock for election (including at any special meeting of stockholders held for the election of directors) and shall use its best efforts to cause the election of each such Next Alt Designee.

(c)                                  Until the Expiration Date, in the event that any Next Alt Director (including the A4-Next Alt Director) shall cease to serve as a director for any reason (whether as a result of resignation (other than a resignation in accordance with Section 2.2(d)), removal or incapacity), then (i) in the case of a Next Alt Director (other than the A4-Next Alt Director), Next Alt will designate a substitute Next Alt Designee to fill such vacancy and (ii) in the case of the A4-Next Alt Director, A4 will designate a substitute A4-Next Alt Designee to fill such vacancy.

(d)                                 From a Stepdown Date until the earlier of a Step-up Date or the Expiration Date, Next Alt shall cause such number of Next Alt Directors then serving on the Company Board to resign from the Company Board (such resigning Next Alt Director to be replaced by nominees chosen by the Independent Directors) as is necessary so that the remaining number of Next Alt Directors then serving on the Board is equal to the number of Next Alt Designees that Next Alt is then entitled to designate for nomination pursuant to Section 2.2(a); provided, however, that in no event shall Next Alt cause the A4-Next Alt Director to resign without the prior written consent of A4.  Any resignation of a Next Alt Designee required to give effect to this Section 2.2(d) will comply with the applicable rules of the New York Stock Exchange; provided that, for the avoidance of doubt, any such resignation need not be effective until the next annual meeting of the stockholders of the Company.

Section 2.3                                    Board Observer Rights.

(a)                                 In the event Patrick Drahi is not a member of the Company Board, until the Expiration Date, the Company shall permit one (1) representative of the PDR Group (the “Observer”) (i) to attend all (whether in person, telephonic or otherwise) of the meetings of the Company Board in a non-voting, observer capacity and (ii) to attend all meetings (whether in person, telephonic or otherwise) of any committee of the Company Board in a non-voting, observer capacity.  In addition, the Company shall provide to the Observer, concurrently with the members of the Company Board or the committees thereof, as applicable, and in the same manner, notice of such meeting and a copy of all materials provided to such members, including all materials provided to such members in connection with any action to be taken by the Company Board or the committees thereof, as applicable, without a meeting.

(b)                                 The Company shall use commercially reasonable efforts to have the Observer covered by the Company’s existing director and officer indemnity insurance on the same terms and conditions as such director and officer indemnity insurance provides for the coverage of any other persons covered thereby.

(c)                                  The Company shall indemnify the Observer to the same extent as a director under Article VII of the Charter, and the provisions thereof shall to the fullest extent possible apply mutatis mutandis to the Observer.

(d)                                 The Company shall reimburse the Observer for all reasonable and documented out-of-pocket expenses incurred in connection with the Observer’s attendance at meetings of the Company Board and any committees thereof, including travel, lodging and meal expenses.  All reimbursements payable by the Company pursuant to this Section 2.3 shall be paid to the Observer in accordance with the Company’s policies and practices with respect to director expense reimbursement then in effect.

Section 2.4                                    Next Alt Agreement to Vote.

(a)                                 Until the Expiration Date, Next Alt shall, and shall cause each of its Affiliates to, cause the shares of Company Common Stock beneficially owned by members of the Next Alt Group to (i) be present for quorum purposes at any meeting of the stockholders of the Company, (ii) vote in favor of the A4-Next Alt Designee and (iii) not vote in favor of the removal of the A4-Next Alt Director unless A4 shall have consented to such removal in writing; provided that if A4 shall request in writing the removal, with or without cause, of the A4-Next Alt Director, Next Alt shall, and shall cause each of its Affiliates to, vote all of the shares of Company Common Stock beneficially owned by members of the Next Alt Group that are entitled to vote in favor of such removal as promptly as practicable and take promptly all other actions to effect the foregoing.

(b)                                 If requested in writing by A4 to remove the A4-Next Alt Director, Next Alt shall either (i) promptly cause the Company to call a special meeting of the stockholders of the Company and Next Alt shall, and shall cause each of its Affiliates to, vote the shares of Company Common Stock beneficially owned by members of the Next Alt Group in favor of (A) the removal of the A4-Next Alt Director and (B) the election of A4-Next Alt Designee identified in such notice or (ii) promptly deliver a written consent to the Company removing the A4-Next Alt Director and electing the A4-Next Alt Designee identified in such notice.

(c)                                  Next Alt hereby appoints during the term of this Agreement A4 (and, upon an assignment of this Agreement by A4, such permitted assignee of A4) and any designee of A4, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote the shares of Company Common Stock beneficially owned by Next Alt at any meeting of stockholders of the Company (or acting by written consent in lieu of a meeting), in accordance with the agreements contained in this Section 2.4. This proxy and power of attorney is given to secure the performance by Next Alt of the agreements contained in this Section 2.4. Next Alt shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.  This proxy and power of attorney granted by Next Alt shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Next Alt with respect to the shares of Company Common Stock beneficially owned by Next Alt. The power of attorney granted by Next Alt herein is a durable power of attorney and shall survive the dissolution or bankruptcy of Next Alt.  The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

ARTICLE III

APPROVAL AND CONSENT RIGHTS

Section 3.1                                    Approval and Consent Rights.  Until the Expiration Date,

notwithstanding anything to the contrary herein or in the Organizational Documents or in the governing documents of any of the Subsidiaries of the Company, without the prior written approval of Next Alt, the Company shall not (either directly or indirectly through an Affiliate or otherwise or through one or a series of related transactions) take, or permit a Subsidiary of the Company to take, any of the following actions (each, a “Significant Action”):

(a)                                 effect or consummate a Change of Control or publicly endorse a Change of Control (including by recommending any tender or exchange offer that would result in a Change of Control) or enter into any agreement or arrangement to effect or consummate a Change of Control;

(b)                                 make any material change in the scope of the Company’s or its Subsidiaries’ business from the scope of the Company’s or its Subsidiaries’ business immediately prior to the date of this Agreement;

(c)                                  acquire, dispose of or spin off any securities, assets or liabilities other than acquisitions or dispositions of assets or liabilities in the ordinary course of business consistent with past practice;

(d)                                 enter into any joint venture, recapitalization, reorganization or other strategic alliance with any other Person;

(e)                                  issue any Company Securities, except issuances pursuant to a compensation or similar plan approved by the Company Board or a duly authorized committee thereof;

(f)                                   incur, guarantee, assume, or refinance any indebtedness for borrowed money having a principal amount greater than $10 million (including debt obligations of any other Person existing at the time such other Person merged with or into or became a Subsidiary of, or substantially all of its business and assets were acquired by, the Company or a Subsidiary of the Company, and debt obligations secured by a lien encumbering any asset acquired by the Company or any such Subsidiary and including debt securities) or pledge or grant a security interest in any of the Company’s or its Subsidiaries’ assets having a value of more than $10 million (other than debt obligations incurred in the ordinary course of business by the Company and its Subsidiaries), or enter into any derivative transactions involving a notional amount greater than $10 million;

(g)                                  redeem, repurchase or otherwise acquire Company Common Stock or any warrants, options, rights or securities convertible into, exchangeable for or exercisable for, Company Common Stock, or redeem, repurchase or otherwise acquire or make any payment with respect to any share appreciation rights or phantom share plans (other than repurchases of Company Common Stock from employees upon termination of employment pursuant to terms of duly approved equity grants or pursuant to a cashless exercise of equity grants) or any re-pricing of duly approved equity awards;

(h)                                 amend (or approve or recommend amendment of) the Company’s or any of the Company’s Subsidiaries’ certificates of incorporation or bylaws (or other similar organizational documents);

(i)                                     elect, hire, replace or dismiss, or establish or modify the remuneration of, the Chief Executive Officer of the Company (or the equivalent successor position) (such person, the “CEO”), Chief Financial Officer of the Company (or the equivalent successor position) (such person, the “CFO”), or Chief Operating Officer of the Company (or the equivalent successor position) (such person, the “COO”), in each case, as elected or appointed by the Company Board;

(j)                                    elect, hire, replace or dismiss, or establish or modify the remuneration of, any officer of the Company that directly reports to the CEO, CFO or COO;

(k)                                 establish or modify the remuneration of directors on the Company Board;

(l)                                     decrease or increase the number of directors serving on the Company Board;

(m)                             approve (or adopt) any operating and capital budgets of the Company for each fiscal year commencing with the fiscal year ended December 31, 2018, or any material amendments thereto or deviations therefrom;

(n)                                 pay, declare or set aside any sums or other property for the payment of dividends on any Company Common Stock or make any other distributions in respect of any Company Common Stock or any warrants, options, rights or securities convertible into, exchangeable for or exercisable for, Company Common Stock;

(o)                                 other than as required by applicable Law, form, or delegate authority to, any new committee, or subcommittee thereof, of the Company Board, or delegate authority to any existing committee or subcommittee thereof not set forth in the committee’s charter or authorized by the Company Board prior to the date of this Agreement;

(p)                                 commence any liquidation, dissolution or voluntary bankruptcy, administration, recapitalization or reorganization in any form of transaction, make arrangements with creditors, or consent to the entry of an order for relief in any involuntary case, or take the conversion of an involuntary case to a voluntary case, or consent to the appointment of or take possession by a receiver, trustee or other custodian for all or substantially all of its or its Subsidiaries’ property, or otherwise seek the protection of any applicable bankruptcy or insolvency law;

(q)                                 amend, modify or supplement (or approve or recommend amendment, modification or supplement of) the Related Party Transactions Policy; and

(r)                                    enter into any agreement or arrangement to do any of the foregoing.

Section 3.2                                    Significant Action Notification.  In the event the Company wishes to take, or to cause a Subsidiary of the Company to take, a Significant Action, then the Company shall submit a written request (a “Significant Action Notice”) to Next Alt to approve such Significant Action at least 15 days (or such shorter period as approved in writing (including by email) by the Chairman of the board of managers of Next Alt) prior to the date on which the

Company wishes for such Significant Action to be effected.  A Significant Action Notice shall set forth in reasonable detail the material terms of the Significant Action to be undertaken and include any other information reasonably necessary in order to enable Next Alt to make an informed decision with respect to such Significant Action.

ARTICLE IV

MISCELLANEOUS

Section 4.1                                    Corporate Power; Fiduciary Duty.

(a)                                 The Company represents on behalf of itself, Next Alt represents on behalf of itself and A4 represents on behalf of itself, as follows:

(i)                                     each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)                                  this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(b)                                 Notwithstanding any provision of this Agreement, none of the Company, Next Alt or A4 shall be required to take or omit to take any act that would violate its fiduciary duties to any minority stockholders of the Company or any non-wholly-owned Subsidiary of Next Alt, A4 or the Company, as the case may be (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned).

Section 4.2                                    Related Party Transactions.  All Related Party Transactions (as defined in the Related Party Transactions Policy) shall be governed by the Related Party Transactions Policy. Any amendments to or modifications or terminations of or material waivers, consents or elections under any Related Party Transactions, shall require the consent of the Audit Committee of the Company Board, subject to and consistent with the Related Party Transactions Policy.

Section 4.3                                    Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the Party incurring such costs and expenses.

Section 4.4                                    Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.  The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the Superior Court of the State of Delaware (Complex Commercial Division); provided, further, that if subject matter jurisdiction over the matter that is the subject of the Action is vested exclusively in the courts of the United States of America, such Action shall be heard in the United States District Court for the District of Delaware.  Consistent with the preceding sentence, each of the Parties hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by any Party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 4.6; (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts; and (iv) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

Section 4.5                                    Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION AMONG THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 4.6                                    Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and, in the case of delivery in person or by overnight mail, shall be deemed to have been duly given upon receipt) by delivery in person or overnight mail to the respective parties or delivery by electronic mail transmission (providing confirmation of transmission) to the respective Parties.  Any notice sent by electronic mail transmission shall be deemed to have been given and received at the time of confirmation of transmission.  Any notice sent by electronic mail transmission shall be followed reasonably promptly with a copy delivered by overnight mail.  All notices, requests, claims, demands and other communications hereunder shall be addressed as follows, or to such other address or email address for a Party as shall be specified in a notice given in accordance with this Section 4.6:

If to Next Alt, to:

Next Alt S.à r.l.

5, rue Eugène Ruppert

L-2453 Luxembourg

Grand Duchy of Luxembourg

Attention: Jean-Luc Berrebi
Email:            jean-luc.berrebi@yafit.co

If to A4, to:

A4 S.A.

5, rue Eugène Ruppert

L-2453 Luxembourg

Grand Duchy of Luxembourg

Attention: Jérémie Bonnin
 Email:         Jeremie.Bonnin@altice.net

If to the Company, to:

Altice USA, Inc.

One Court Square West

Long Island City, NY 11101

Attention:  David Connolly

Email:  david.connolly@alticeusa.com

Section 4.7                                    Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement.  Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.

Section 4.8                                    Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings (both written and oral), among the Parties with respect to the subject matter hereof and thereof.

Section 4.9                                    Term and Termination.  The covenants, obligations and other agreements contained in this Agreement shall continue until such time as they are fully performed or satisfied in accordance with their terms, or are no longer required to be performed or satisfied, as agreed in writing by the Parties; provided that no covenant, obligation or other agreement shall be considered to be performed or satisfied to the extent of any breach of such covenant, obligation or other agreement.

Section 4.10                             Assignment; No Third-Party Beneficiaries.  This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Parties, except that Next Alt or A4 may assign their respective rights and obligations to any member of the PDR Group.  This Agreement is for the sole benefit of the Parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  Any purported assignment in breach of this Section 4.10 shall be null and void.

Section 4.11                             Amendment; Waiver.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the Parties to such agreement.  Each of Next Alt, A4 and the Company may, in its sole discretion, waive any and all rights granted to it in this Agreement; provided, that no waiver by any Party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 4.12                             Specific Performance.  The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Each Party agrees that, in the event of any breach or threatened breach by any other Party of any obligation contained in this Agreement, a non-breaching Party shall be entitled to (a) an order of specific performance to enforce the observance and performance of such obligation and (b) an injunction restraining such breach or threatened breach.  Each Party further agrees that the non-breaching Party shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.12, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 4.13                             Interpretations.  When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule to this Agreement unless otherwise indicated.  The words “include” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  Any references in this Agreement to “the date hereof” refers to the date of execution of this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  References to “this Agreement,” “hereof,” “herein,” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement and include any schedules, annexes, exhibits or other attachments to this Agreement.  The word “or” shall be deemed to mean “and/or.”  The words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  When a reference is made to Law, such reference means any such Law as amended, modified, codified or reenacted, in whole or in part, including rules and regulations promulgated thereunder.  When reference is made to a contract (including this Agreement), document, or instrument, such reference is to such contract, document or instrument as amended or modified in accordance with the terms thereof and, if applicable, the terms hereof. References to a Person are also to its permitted successors and assigns.

Section 4.14                             Mutual Drafting.  The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.

Section 4.15                             Counterparts; Electronic Transmission of Signatures.  This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

ALTICE USA, INC.

By:
Name
Title:

[Signature Page to Stockholders Agreement]

NEXT ALT S.À R.L.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

A4 S.A.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]